UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2024

iCoreConnect Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41309	86-2462502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

529 Crown Point Road, Suite 250 Ocoee, FL	34761
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 810-7706

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ICCT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

Note Offering

As previously reported, on February 26, 2024, iCoreConnect, Inc. (the “Company”) executed securities purchase agreements (the “Purchase Agreements”) with certain institutional investors (the “Investors”). Pursuant to the terms and conditions of the Purchase Agreements, the Investors agreed to purchase from the Company unsecured convertible notes in the aggregate principal amount of up to $3,300,000 (the “Notes”) (the “Financing”).

On April 26, 2024, the Company and the Investors entered into an amendment to the Purchase Agreements (the “Amendment”) and related transaction documents, pursuant to which the terms of the Financing were amended. The amended terms include, but are not limited to, an increase in the total amount of the Notes issuable under the Financing to an aggregate principal amount of up to $8,250,000. Pursuant to the Amendment, the Company has the right to provide the Note holders a notice that permits the holders to voluntarily convert the Notes at any time at the Market Price (defined below) on the date of conversion (such notice “Voluntary Conversion Notice”).

At the first closing that occurred February 26, 2024 (the “Initial Closing”) an aggregate principal amount of $1,375,000 of Notes was issued in exchange for aggregate gross proceeds of $1,250,000, representing an original issue discount of 10%. On such date (the “Initial Closing Date”), the Company also issue the Investors 85,174 shares of Company common stock (the “Initial Commitment Shares”).

On July 31, 2024, a second closing occurred (the “Second Closing”), pursuant to which an aggregate principal amount of $384,406 of Notes (the “July Notes”) was issued in exchange for aggregate gross proceeds of $349,460, representing an original issue discount of 10%. On such date (the “Second Closing Date”), the Company also issue the Investors 50,734 shares of Company common stock (the “Second Commitment Shares”).

On December 6, 2024, a third closing occurred (the “Third Closing”), pursuant to which an aggregate principal amount of $550,000 of Notes (the “December Notes”) was issued in exchange for aggregate gross proceeds of $500,000, representing an original issue discount of 10%. On such date (the “Third Closing Date”), the Company also issue the Investors 293,426 shares of Company common stock (the “Third Commitment Shares”).

Convertible Notes

General. The December Notes will mature 12 months from their respective issuance date (the “Maturity Date”), unless earlier converted. Commencing on the six-month anniversary of the issue date, the Company will be required to make monthly amortization payments pursuant to the December Notes of approximately 1/6th of the principal amount of the December Notes per month (the “Amortization Payments”).

Ranking. The December Notes will be the Company’s unsecured obligations and equal in right of payment with all of our other indebtedness and other indebtedness of any of our subsidiaries.

Interest. The December Notes were issued with an original issue discount of 10.0% per annum, and will not accrue additional interest during the term; provided that the interest rate of the December Notes will automatically increase to 16% per annum (the “Default Rate”) upon the occurrence and continuance of an event of default (See “— Events of Default” below).

Conversion Rights.

Conversion at Option of Holder. Each holder of December Notes may convert all, or any part, of the outstanding December Notes, at any time at such holder’s option, into shares of the Company’s common stock at an initial “Conversion Price” of $0.2088 per share, which is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions. Notwithstanding the foregoing, on December 5, 2024, the Company provided the holders of all of the December Notes a Voluntary Conversion Notice and accordingly, the December Notes may be converted by the holders at any time at the Market Price (defined below)

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With limited exceptions, if the Company at any time while a December Note is outstanding, issues any common stock or securities entitling any person or entity to acquire shares of common stock (upon conversion, exercise or otherwise), at an effective price per share less than the Conversion Price then the Conversion Price shall be reduced to the same price as the new investment.

Limitations on Conversion. A holder shall not have the right to convert any portion of a December Note to the extent that, after giving effect to such conversion, the holder (together with certain related parties) would beneficially own in excess of 4.99%, or the “Maximum Percentage”, of shares of the Company’s common stock outstanding immediately after giving effect to such conversion.

Adjustment of Conversion Upon Amortization Payment Failure. If the Company fails to make any Amortization Payments when due, then each holder may alternatively elect to convert all or any portion of such holder’s December Notes at a conversion price equal to the lesser of (i) the Conversion Price, and (ii) 90% of the lowest VWAP of the common stock during the five (5) consecutive trading days immediately prior to such conversion (the “Market Price”). Notwithstanding the foregoing, the parties agreed the Market Price may not be less than $0.03438.

Events of Default. The December Notes contain standard and customary events of defaults (each, an “Event of Default”), including but not limited: (i) failure to pay to the holder any amounts when due; iii) the failure to timely file or make effective the Registration Statement (as described below) pursuant to the Registration Rights Agreement, (iii) the failure to obtain Shareholder Approval (as described below), and (iv) bankruptcy or insolvency of the Company.

Fundamental Transaction. The December Notes prohibit the Company from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless the Company (or the Company’s successor) assumes in writing all of the obligations under the December Notes and the other transaction documents in the Financing. In addition, if such event occurs then the holder of the December Note shall have the right to (i) be repaid the full amount owed under the December Note and (ii) receive upon conversion of all or any portion of the December Note such stock, securities or assets which the holder would have been entitled to receive in such transaction had the December Note been converted immediately prior to such transaction (without regard to any limitations on conversion set forth herein).

Warrant Waiver

On December 5, 2024, the Investors in the July Offering, in connection with certain warrants held by such Investors, agreed to waive the anti-dilution provisions in the warrants with respect to certain issuances made by the Company pursuant to the Strata Purchase Agreement dated August 16, 2024 between the Company and Clearthink Capital Partners, LLC.

Registration Rights

On December 5, 2024, the parties entered into a registration rights agreement (the “Registration Rights Agreement”), which grants the Investors certain customary registration rights in connection with the Financing with respect to the shares of common stock underlying the December Notes. In accordance with the terms and conditions of the Registration Rights Agreement, the Company shall prepare and file with the SEC a registration statement on Form S-1 (the “Registration Statement”) registering the resale of the common stock underlying all of the December Notes within 90 days and to have such registration statement effective by within 120 days after the execution of the Registration Rights Agreement.

Shareholder Approval

In compliance with Nasdaq Listing Rule 5635(d), the Company shall not issue any shares of common stock underlying the Notes if the issuance of such shares of common stock would the aggregate number of shares of common stock which the Company may issue upon conversion of the December Notes without breaching the Company’s obligations under the rules or regulations of the Nasdaq Stock Market. Pursuant to the Purchase Agreement, the Company held a special stockholder meeting on May 31, 2024 at which it obtained stockholder approval of the issuance of all of the common stock underlying the Notes in compliance with the rules and regulations of the Nasdaq Stock Market.

Equity Line Offering

On December 5, 2024, the Company entered into an Equity Purchase Agreement with Crom Structured Opportunities Fund I, LP (“Crom”) (the “Equity Purchase Agreement”). Pursuant to the Equity Purchase Agreement, Crom has committed to purchase up to $20.0 million (the “Commitment Amount”) of Company common stock, at the Company’s direction from time to time, subject to the satisfaction of the conditions in the Equity Purchase Agreement. Such sales of common stock, if any, will be subject to certain limitations, and may occur from time to time at the Company’s sole discretion over a 24-month period.

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On December 5, 2024, the Company executed a Registration Rights Agreement with Crom (the “Crom Registration Rights Agreement”). Pursuant to the Crom Registration Rights Agreement, the Company agreed to file a registration statement within 30 days registering the shares of Company common stock issuable pursuant to the Equity Purchase Agreement.

Crom has no right to require the Company to sell any shares of common stock to Crom, but Crom is obligated to make purchases at the Company’s direction subject to certain conditions. There is no upper limit on the price per share that Crom could be obligated to pay for the common stock under the Equity Purchase Agreement. Actual sales of shares of common stock to Crom from time to time will depend on a variety of factors, including, among others, market conditions, the trading price of the Company’s common stock and determinations by the Company as to the appropriate sources of funding for its operations. The net proceeds that the Company may receive under the Equity Purchase Agreement cannot be determined at this time, since it will depend on the frequency and prices at which the Company sell shares of its common stock to Crom, the Company’s ability to meet the conditions of the Equity Purchase Agreement and the other limitations, terms and conditions of the Equity Purchase Agreement. The Company expects that any proceeds received by the Company from such sales to Crom will be used for working capital and general corporate purposes.

Under the applicable rules of Nasdaq and the Equity Purchase Agreement, the Company will not sell or issue to Crom shares of its common stock, in excess of 19.99% of the Company’s shares of common stock outstanding as of the date of the Equity Purchase Agreement (the “Exchange Cap”), unless the Company obtains stockholder approval to issue shares of common stock in excess of the Exchange Cap.

The Equity Purchase Agreement also prohibits the Company from directing Crom to purchase any shares of common stock if those shares, when aggregated with all other shares of the Company’s common stock then beneficially owned by Crom and its affiliates as a result of purchases under the Equity Purchase Agreement, would result in Crom and its affiliates having beneficial ownership of more than the 4.99% of the Company’s then outstanding common stock.

The Company may direct Crom to purchase amounts of its common stock under the Equity Purchase Agreement that it specifies from time to time in a written notice delivered to Crom on any trading day up to the Commitment Amount. The maximum amount that the Company may specify in any one Request Notice is equal to the lesser of $500,000 or 100% of the average daily trading value.

The purchase price of the shares of common stock will be equal shall equal 93% of the lowest volume-weighted average price of the Company’s common stock during the five trading days immediately following the delivery of a notice by the Company and delivery of the shares subject to such notice.

Unless earlier terminated as provided in the Equity Purchase Agreement, the Equity Purchase Agreement will terminate automatically on the earliest to occur of: (i) the 24-month anniversary of the date of the Agreement; and (ii) the date on which Crom shall have purchased shares of common stock under the Equity Purchase Agreement for an aggregate gross purchase price equal to Commitment Amount under the Equity Purchase Agreement. The Company has the right to terminate the Equity Purchase Agreement at any time, at no cost or penalty, upon five trading days prior written notice.

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The form of Purchase Agreement for the December Notes, the form of Registration Rights Agreement, the form of December Note, and the form of Crom Registration Rights Agreement (collectively, the “Transaction Documents”), have been attached as exhibits to this Current Report on Form 8-K to provide security holders with information regarding their terms. Except for their status as contractual documents that establish and govern the legal relations between the parties with respect to the transaction described above, the Transaction Documents are not intended to be a source of factual, business or operational information about the parties. Representations and warranties may be used as a tool to allocate risks between the parties to the Transaction Documents, including where the parties do not have complete knowledge of all facts, instead of establishing these matters as facts. Furthermore, they may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors. The assertions embodied in such representations and warranties are qualified by information contained in disclosure schedules that the parties exchanged in connection with signing the Transaction Documents. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, because they were only made as of the date of the Transaction Documents and are modified in important part by the underlying disclosure schedules in the Transaction Documents. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Transaction Documents, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Transaction Documents is not complete and each is qualified in its entirety by reference to the full text of the Transaction Documents, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant.

The description of the Notes described in Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above is hereby incorporated herein by reference. The issuance of the December Notes and the Third Commitment Shares was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
4.1	Form of December Note
10.1	Form of Securities Purchase Agreement dated December 5, 2024
10.2	Form of Registration Rights Agreement dated December 5, 2024
10.3	Equity Purchase Agreement dated December 5, 2024, between the Company and Crom Structured Opportunities Fund I, LP
10.4	Registration Rights Agreement dated December 5, 2024, between the Company and Crom Structured Opportunities Fund I, LP
10.5	Form of Warrant Waiver
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document .

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iCoreConnect Inc. (Registrant)

Dated: December 10, 2024	By:	/s/ Robert McDermott
	Name:	Robert McDermott
	Title:	President and Chief Executive Officer

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